UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         July 18, 2005

Hibernia Corporation
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	1-10294 (Commission File Number)	72-0724532 (IRS Employer Identification No.)
313 Carondelet Street, New Orleans, Louisiana 70130 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (504) 533-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

        On July 18, 2005, Hibernia Corporation issued a news release dated July 18, 2005, announcing its financial results for the quarter ended June 30, 2005. A copy of the news release and supplemental financial tables for the quarter ended June 30, 2005 are filed as exhibits hereto and incorporated by reference into this Item 2.02.

Item 7.01. Regulation FD Disclosure.

        On July 18, 2005, Hibernia Corporation issued a news release dated July 18, 2005, announcing its financial results for the quarter ended July 18, 2005. A copy of the news release and supplemental financial tables for the quarter ended June 30, 2005 are filed as exhibits hereto and incorporated by reference into this Item 7.01.

Item 9.01. Financial Statements and Exhibits.

    (c)        The exhibits listed below are being filed in connection with Items 2.02 and 7.01 hereof as a part of this current report on Form 8-K.

Exhibit No.        Description

99.1                    News Release issued by the Registrant on July 18, 2005

99.2                    Supplemental Financial Tables for the Quarter Ended June 30, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2005	HIBERNIA CORPORATION (Registrant) By: /s/ Cathy E. Chessin Cathy E. Chessin Executive Vice President, Secretary and Corporate Counsel

EXHIBIT INDEX

Exhibit No.        Description

99.1                    News Release issued by the Registrant on July 18, 2005

99.2                    Supplemental Financial Tables for the Quarter Ended June 30, 2005

Exhibit 99.1

NEWS RELEASE––HIBERNIA

MEDIA INQUIRIES:	INVESTOR INQUIRIES:	FOR IMMEDIATE RELEASE
Steven Thorpe--Vice President,	Trisha Voltz Carlson--Senior Vice President	July 18, 2005
Public Relations	and Manager, Investor Relations
Office: (504) 533-2753	Office: (504) 533-2180
E-mail: sthorpe@hibernia.com	E-mail: tvoltz@hibernia.com

Hibernia Second-Quarter Net Income Reaches $79.4 Million, Up 8%;
EPS Assuming Dilution Totals $0.50

        NEW ORLEANS – Hibernia Corporation today reported second-quarter 2005 net income of $79.4 million, up 8% from $73.4 million a year earlier. Earnings per common share (EPS) and EPS assuming dilution were $0.51 and $0.50, respectively, up 6% from $0.48 and $0.47 a year earlier.

        For the first six months of 2005, net income totaled $165.2 million, up 19% from $139.4 million a year earlier. EPS and EPS assuming dilution for the first half of 2005 were $1.06 and $1.03, respectively, up 16% from $0.91 and $0.89 a year earlier.

        Results reflect the impact of Hibernia’s merger with Coastal Bancorp, Inc., parent of a $2.7-billion-asset Texas savings bank, which became effective May 13, 2004.

        In addition, second-quarter 2005 results include approximately $2.0 million in expenses associated with the pending acquisition of Hibernia by Capital One Financial Corporation, for an impact of $0.01 per diluted share after tax. Results for the year-ago quarter included the following after-tax items per diluted share: a benefit of $0.10 resulting from a $24.0 million reversal of a portion of the reserve for temporary impairment of mortgage servicing rights; a charge of $0.09 from net securities losses of $22.4 million related primarily to the sale of approximately $300 million in securities not associated with the Coastal transaction; and a charge of $0.01 from $3.2 million in Coastal merger-related expenses.

        Hibernia and Capital One expect the merger of Hibernia Corporation into Capital One Financial Corporation to take place Sept. 1, 2005, subject to approval by Hibernia’s shareholders, the receipt of all necessary regulatory approvals and expiration of all regulatory waiting periods prior to that date.

        “Hibernia delivered solid results for the second quarter,” said President and CEO Herb Boydstun. “Our balance sheet remained strong, as we maintained our focus on building long-term customer relationships. During the quarter, we opened our 20th Texas de novo branch. I believe we are well-positioned to capitalize on growth opportunities in our markets. The completion of the Capital One transaction will enhance those opportunities even further by adding more financial resources and national scale.”

Summary of financial performance

        Loans at June 30, 2005, were $16.0 billion, up 4% from $15.3 billion a year earlier.

         Deposits at June 30, 2005, totaled $17.1 billion, 4% higher than $16.4 billion a year earlier.

         Net interest income for second-quarter 2005 totaled $200.0 million, up 8% from $184.5 million a year earlier.

        The second-quarter 2005 net interest margin was 3.91%, down nine basis points from 4.00% a year earlier and unchanged from first-quarter 2005.

        Second-quarter 2005 noninterest income totaled $111.7 million, up 10% from a year earlier. Contributing to the increase were double-digit increases in service charges on deposits and in card-related, insurance and investment-banking fees.

        Noninterest expense for second-quarter 2005 totaled $174.3 million, up 8% from $160.8 million a year earlier. Included in second-quarter 2005 are the previously mentioned approximately $2.0 million in expenses associated with the pending sale of the company and costs related to Hibernia’s expanded presence in Texas. Noninterest expense for second-quarter 2004 included the previously mentioned $3.2 million in Coastal merger-related expenses.

Asset quality

        Asset-quality results for second-quarter 2005 include the following:

o	Net charge-offs were $15.6 million, up 38% from $11.3 million for second-quarter 2004. The increase includes $1.9 million of overdraft net charge-offs in second-quarter 2005. Effective first-quarter 2005, overdraft net charge-offs are charged to the reserve for loan losses.

o	The net charge-off ratio was 0.39%, compared to 0.32% a year earlier. By category, net charge-off ratios were: consumer, 0.45%, compared to 0.43%; commercial, 0.26%, compared to -0.20%; and small-business, 0.38%, compared to 0.60%. Overdraft net charge-offs contributed five basis points to the net charge-off ratio and eight basis points to the consumer net charge-off ratio.

o	The provision for loan losses was $14.0 million, up 17% from $12.0 million a year earlier.

o	Nonperforming assets at June 30, 2005, were $90.9 million, compared to $77.0 million a year earlier; nonperforming loans were $79.8 million, compared to $64.8 million.

o	The nonperforming asset ratio at June 30, 2005, was 0.57%, compared to 0.50%; the nonperforming loan ratio was 0.50%, compared to 0.42%.

o	Reserve coverage of nonperforming loans at June 30, 2005, was 285%, compared to 363% a year earlier; reserve coverage of total loans was 1.42%, compared to 1.53%.

Additional information

        Other results at June 30, 2005, compared to a year earlier, include the following:

o	Assets: $22.1 billion, up 4% from $21.3 billion.

o	Leverage ratio: 8.27%, compared to 7.69%.

        For supplemental financial tables, go to www.hibernia.com/earnings. A live listen-only audio Webcast of management’s conference call with analysts and the media will be available beginning at 1 p.m. CT today on hibernia.com. The conference also will be available in archived format at the same address through July 31.

        Hibernia is on Forbes magazine’s list of the world’s 2,000 largest companies and Fortune magazine’s list of America’s top 1,000 companies according to annual revenue. Hibernia has $22.1 billion in assets and 320 locations in 34 Louisiana parishes and 35 Texas counties. Hibernia Corporation’s common stock (HIB) is listed on the New York Stock Exchange.

Statements in this news release that are not historical facts should be considered forward-looking statements with respect to Hibernia. Forward-looking statements of this type speak only as of the date of this report. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, unforeseen local, regional, national or global events, economic conditions, asset quality, interest rates, loan demand, changes in business or consumer spending, borrowing or savings habits, deposit growth, adequacy of the reserve for loan losses, competition, stock price volatility, government monetary policy, anticipated expense levels, changes in laws and regulations, the level of success of the company’s asset/liability management strategies as well as its marketing, product development, sales and other strategies, the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies as well as the Financial Accounting Standards Board and other accounting standard setters, the costs and effects of litigation and of unexpected or adverse outcomes in such litigation, matters related to the proposed transaction with Capital One Financial Corporation (including, among others, risks related to regulatory and shareholder approval, integration issues, and cost and revenue synergies) and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Hibernia undertakes no obligation to update or revise forward-looking statements to reflect subsequent circumstances, events or information or for any other reason.

Additional Information About the Capital One-Hibernia Transaction

        In connection with the proposed merger, Capital One filed with the Securities and Exchange Commission (the “SEC”) on June 17, 2005 an amended Registration Statement on Form S-4 that included a definitive proxy statement of Hibernia, which also constitutes a prospectus of Capital One. The proxy statement/prospectus was declared effective by the SEC, and Hibernia mailed the definitive proxy statement/prospectus to its stockholders on or about June 20, 2005. Investors and security holders are urged to read the definitive proxy statement/prospectus, because it contains important information. You may obtain a free copy of the definitive proxy statement/prospectus and other related documents filed by Capital One and Hibernia with the SEC at the SEC’s website at www.sec.gov. The definitive proxy statement/prospectus and the other documents may also be obtained for free by accessing Capital One’s website at www.capitalone.com under the tab “Investors” and then under the heading “SEC & Regulatory Filings” or by accessing Hibernia’s website at www.hibernia.com under the tab “About Hibernia” and then under the heading “Investor Relations-SEC Filings.”

        Capital One, Hibernia and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Hibernia stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Hibernia stockholders in connection with the proposed merger is set forth in the proxy statement/prospectus. You can find information about Capital One’s executive officers and directors in its definitive proxy statement filed with the SEC on March 21, 2005. You can find information about Hibernia’s executive officers and directors in its definitive proxy statement filed with the SEC on March 15, 2005. You can obtain free copies of these documents from Capital One and Hibernia using the contact information above.

FINANCIAL INFORMATION
(Unaudited)
SUMMARY OF OPERATIONS		QUARTER	ENDED					SIX	MONTHS	ENDED
($ in thousands, except per-share data)

	June 30	June 30			March 31			June 30	June 30
	2005	2004	CHANGE		2005	CHANGE		2005	2004	CHANGE

Interest income	$296,125	$ 240,060	23%		$ 283,576	4%		$ 579,701	$ 467,939	24%
Interest expense	96,110	55,540	73		84,928	13		181,038	104,976	72

Net interest income	200,015	184,520	8		198,648	1		398,663	362,963	10
Provision for loan losses	14,000	12,000	17		15,700	(11)		29,700	24,000	24

Net interest income after provision	186,015	172,520	8		182,948	2		368,963	338,963	9

Noninterest income:
Service charges on deposits	51,561	44,736	15		49,855	3		101,416	85,522	19
Card-related fees	17,718	15,333	16		16,580	7		34,298	27,850	23
Mortgage banking	4,923	30,240	(84)		4,631	6		9,554	23,091	(59)
Retail investment fees	7,846	8,138	(4)		8,663	(9)		16,509	15,836	4
Trust fees	5,773	5,881	(2)		5,777	--		11,550	12,053	(4)
Insurance	5,496	4,766	15		4,786	15		10,282	9,573	7
Investment banking	5,602	3,653	53		7,860	(29)		13,462	7,437	81
Other service, collection and exchange charges	6,343	5,392	18		5,717	11		12,060	10,625	14
Other operating income	5,960	5,629	6		8,472	(30)		14,432	9,972	45
Securities gains (losses), net	527	(22,405)	102		1,195	(56)		1,722	(20,540)	108

Noninterest income	111,749	101,363	10		113,536	(2)		225,285	181,419	24

Noninterest expense:
Salaries and employee benefits	92,286	84,887	9		93,227	(1)		185,513	160,895	15
Occupancy and equipment	23,424	20,291	15		23,145	1		46,569	39,291	19
Data processing	9,913	10,044	(1)		10,126	(2)		20,039	19,251	4
Advertising and promotional expense	8,698	8,307	5		9,644	(10)		18,342	16,081	14
Stationery and supplies, postage and telecommunications	7,318	7,611	(4)		7,520	(3)		14,838	13,998	6
Amortization of purchase accounting intangibles	1,670	1,551	8		1,743	(4)		3,413	2,712	26
Foreclosed property expense, net	22	(250)	109		(14,494)	100		(14,472)	(215)	NM
Other operating expense	30,940	28,361	9		34,115	(9)		65,055	53,848	21

Noninterest expense	174,271	160,802	8		165,026	6		339,297	305,861	11

Income before income taxes and minority interest	123,493	113,081	9		131,458	(6)		254,951	214,521	19
Income tax expense	44,025	39,700	11		45,930	(4)		89,955	75,119	20
Minority interest, net of income taxes	33	31	6		(248)	113		(215)	31	(794)

Net income	$ 79,435	$ 73,350	8%		$ 85,776	(7)%		$ 165,211	$ 139,371	19%

Net income per common share	$ 0.51	$ 0.48	6%		$ 0.56	(9)%		$ 1.06	$ 0.91	16%
Net income per common share - assuming dilution	$ 0.50	$ 0.47	6%		$ 0.54	(7)%		$ 1.03	$ 0.89	16%
Return on average assets	1.44%	1.46%	(2	)bp	1.54%	(10	)bp	1.49%	1.44%	5	bp
Return on average equity	15.64%	16.11%	(47	)bp	17.41%	(177	)bp	16.51%	15.39%	112	bp